Exhibit 99.1
FOR RELEASE:	October 24, 2008

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS EXCEPTIONAL GROWTH AND SOLID THIRD QUARTER EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC BB: “WFSC”) reported record consolidated assets of $193.1 million at September 30, 2008 – a 13% increase over September 30, 2007.  Total loans on September 30, 2008 were $157.7 million – an increase of 21% over from the level reported a year earlier.  Deposits reflected 14% growth to $166.5 million at September 30, 2008 compared to the prior year, and shareholders’ equity increased 9% over September 30, 2007 to $15.8 million at September 30, 2008.

Consolidated net income totaled $349 thousand for the three months ended September 30, 2008 compared to $533 thousand for the comparable period in 2007 – a decrease of 35%.  On a diluted per share basis, earnings for the three-month periods of 2008 and 2007 were $.15 vs. $.23 – a decrease of 35%.  For the nine-month periods ended September 30, 2008, net income totaled $1,020 thousand compared to $1,558 thousand for the comparable period in 2007 – a decrease of 35%.  On a diluted per share basis, earnings for the nine-month periods ended September 20, 2008 and 2007, respectively, were $.45 and $.68 – a decrease of 34%.  The decrease in earnings was primarily attributable to a compression in the Company’s net interest margin following Federal Open Market Committee interest rate cut initiatives, increased operating expenses to support overall growth in loans and deposits and an increased provision for loan losses to support loan growth.  Asset quality remained strong and demonstrated continued improvement with nonperforming loans to total assets of .04%, .11% and .06% at September 30, 2008, December 31, 2007 and September 30, 2007, respectively.

Return on assets was .75% compared to 1.27%, and return on equity was 8.74% compared to 15.03% for the three-month periods ended September 30, 2008 and 2007, respectively.  For the nine-month periods ended September 30, 2008 and 2007, respectively, return on assets was .76% compared to 1.27%, and return on equity was 8.64% compared to 15.21%.

“Despite the turmoil and uncertainty in the financial markets, the fundamentals and overall safety and soundness of our bank remain strong, and we believe we are well positioned to meet the needs of our customers during these challenging times.  We will continue to manage the bank with sound and cautious policies that have served us well for over a decade, and have earned us a 5-Star Rating from BauerFinancial, Inc.,” stated G. Gordon Greenwood, President & Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008	2007	% change	2008	2007	% change
Consolidated earning summary:
Interest income	$3,080,208	$3,314,963	-7.1%	$9,055,999	$9,615,558	-5.8%
Interest expense	1,180,997	1,363,045	-13.4%	3,713,421	3,939,856	-5.8%
Net interest income	1,899,211	1,951,918	-2.7%	5,342,578	5,675,702	-5.9%
Provision for loan losses	320,635	137,395	133.4%	508,760	224,970	126.2%
Net interest income after
provision for loan losses	1,578,576	1,814,523	-13.0%	4,833,818	5,450,732	-11.3%
Other income	425,618	386,784	10.0%	1,216,501	1,131,267	7.5%
Other expenses	1,478,381	1,368,193	8.1%	4,511,361	4,141,710	8.9%
Income before taxes	525,813	833,114	-36.9%	1,538,958	2,440,289	-36.9%
Income taxes	176,809	300,186	-41.1%	519,334	882,758	-41.2%
Net income	$349,004	$532,928	-34.5%	$1,019,624	$1,557,531	-34.5%
Earnings per share - Basic	$0.16	$0.25	-36.0%	$0.48	$0.74	-35.1%
Earnings per share - Diluted	0.15	0.23	-34.8%	0.45	0.68	-33.8%
Average Shares - Basic	2,122,147	2,113,485	0.4%	2,120,195	2,109,468	0.5%
Average Shares - Diluted	2,273,388	2,287,007	-0.6%	2,278,072	2,287,968	-0.4%
Consolidated balance sheet data:
Total Assets				$193,073,062	$170,393,834	13.3%
Total Deposits				166,519,486	145,911,704	14.1%
Loans (gross)				157,724,566	129,952,653	21.4%
Investments				23,681,294	27,050,604	-12.5%
Shareholders' Equity				15,783,148	14,519,658	8.7%
Consolidated average balance sheet data:
Total Assets	$185,946,806	$166,531,452	11.7%	$179,776,991	$163,707,504	9.8%
Total Deposits	159,510,362	142,455,579	12.0%	153,671,327	139,180,204	10.4%
Loans (gross)	152,497,479	125,301,745	21.7%	143,687,632	125,363,750	14.6%
Investments	24,553,284	26,531,300	-7.5%	25,640,902	26,499,974	-3.2%
Shareholders' Equity	15,892,539	14,071,165	12.9%	15,763,655	13,695,211	15.1%
Consolidated performance ratios:
Return on average assets*	0.75%	1.27%		0.76%	1.27%
Return on average equity*	8.74%	15.03%		8.64%	15.21%
Capital to Assets	8.55%	8.45%		8.77%	8.37%
Consolidated asset quality data and ratios:
Nonaccruing loans				$82,693	$96,968	-14.7%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				82,693	96,968	-14.7%
Foreclosed properties				227,407	87,787	159.0%
Nonperforming assets				310,100	184,755	67.8%
Allowance for loan losses				2,355,244	1,968,455	19.7%
Loans charged off				283,174	167,192	69.4%
Recoveries of loans charged off				39,533	26,597	48.6%
Net loan charge-offs				243,641	140,595	73.3%
Net charge-offs to average loans*				0.23%	0.15%	53.4%
Nonperforming loans to total assets				0.04%	0.06%	-29.7%
Allowance coverage of nonperforming loans				2848.18%	2030.00%	40.3%
Allowance for loan losses to gross loans				1.49%	1.51%	-1.6%

*Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2008	2008	2008	2007	2007
Consolidated earning summary:
Interest income	$3,080,208	$2,895,378	$3,080,413	$3,285,876	$3,314,963
Interest expense	1,180,997	1,185,292	1,347,132	1,355,650	1,363,045
Net interest income	1,899,211	1,710,086	1,733,281	1,930,226	1,951,918
Provision for loan losses	320,635	150,680	37,445	181,755	137,395
Net interest income after provision for loan losses	1,578,576	1,559,406	1,695,836	1,748,471	1,814,523
Other income	425,618	415,849	375,034	397,499	386,784
Other expenses	1,478,381	1,563,388	1,469,592	1,411,526	1,368,193
Income before taxes	525,813	411,867	601,278	734,444	833,114
Income taxes	176,809	129,384	213,141	245,969	300,186
Net income	$349,004	$282,483	$388,137	$488,475	$532,928
Earnings per share - Basic	$0.16	$0.13	$0.18	$0.23	$0.25
Earnings per share - Diluted	0.15	0.12	0.17	0.21	0.23
Average Shares - Basic	2,122,147	2,119,461	2,118,956	2,117,973	2,113,485
Average Shares - Diluted	2,273,388	2,279,884	2,279,551	2,283,290	2,287,007
Consolidated balance sheet data:
Total Assets	$193,073,062	$182,923,687	$180,968,119	$174,257,998	$170,393,834
Total Deposits	166,519,486	155,212,188	155,155,491	149,191,016	145,911,704
Loans (gross)	157,724,566	148,338,170	137,192,577	135,734,224	129,952,653
Investments	23,681,294	25,076,449	26,494,464	26,113,294	27,050,604
Shareholders' Equity	15,783,148	15,782,299	15,793,519	15,179,239	14,519,658
Consolidated average balance sheet data:
Total Assets	$185,946,806	$178,016,532	$175,340,851	$171,465,008	$166,531,452
Total Deposits	159,510,362	151,838,703	149,617,026	146,633,893	142,455,579
Loans (gross)	152,497,479	141,392,197	137,076,409	133,456,205	125,301,745
Investments	24,553,284	26,011,589	26,369,785	26,579,297	26,531,300
Shareholders' Equity	15,892,539	15,920,103	15,476,307	14,893,132	14,071,165
Consolidated performance ratios:
Return on average assets*	0.75%	0.64%	0.89%	1.13%	1.27%
Return on average equity*	8.74%	7.14%	10.09%	13.01%	15.03%
Capital to Assets	8.55%	8.94%	8.83%	8.69%	8.45%
Consolidated asset quality data and ratios:
Nonaccruing loans	$82,693	$187,157	$189,126	$195,683	$96,968
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	82,693	187,157	189,126	195,683	96,968
Foreclosed properties	227,407	51,006	87,787	87,787	87,787
Nonperforming assets	310,100	238,163	276,913	283,470	184,755
Allowance for loan losses	2,355,244	2,252,385	2,110,658	2,090,125	1,968,455
Loans charged off	236,362	16,910	29,902	89,549	108,174
Recoveries of loans charged off	18,587	7,956	12,990	29,464	9,735
Net loan charge-offs	217,775	8,954	16,912	60,085	98,439
Net charge-offs to average loans*	0.57%	0.03%	0.05%	0.18%	0.31%
Nonperforming loans to total assets	0.04%	0.10%	0.10%	0.11%	0.06%
Allowance coverage of nonperforming loans	2848.18%	1203.47%	1116.01%	1068.12%	2030.00%
Allowance for loan losses to gross loans	1.49%	1.52%	1.54%	1.54%	1.51%

* Annualized based on number of days in the period.

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